                                                                    Exhibit 10.4






                               LOCATION AGREEMENT

--------------------------------------------------------------------------------

      This Agreement is made as of December 13, 1996 by and between Ralph's Grocery Company, a California corporation ("Account"), and GW Services, Inc., a California corporation ("Glacier"). This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof. The Agreement supersedes and cancels the Agreement between Food-4-Less Supermarkets, Inc. and Glacier dated November 11, 1994.

      Glacier is the owner of vended self-serve water dispensing machines, both coin operated and non-coin operated ("Machines"), and desires to place its machines at all supermarket location now or hereafter owned or leased by Account (the "Locations"), including without limitation all Locations operating under the "Ralph's", "Food-4-Less", "Cala Foods", "Bell Markets" or "Foods Co" names, in order to sell processed water to the public.

      Account is agreeable to permitting the Machines to be placed at the Locations on terms and conditions set forth below:

      1.  Term. This Agreement shall commence December 13, 1996, and shall
          ----
remain in effect for a period of 60 months after all of the Machines have been installed at the Locations listed on Schedule A (the "Initial Term"). After the Initial Term, this Agreement shall automatically renew for successive one-year terms unless it is canceled by either party upon 60 days' written notice prior to the commencement of any such one-year term. Glacier will send to Account a reminder of impending termination date between 60 and 90 days prior to the end of this Agreement.

      2.  Placement of Machines. Account grants Glacier the exclusive right to
          ---------------------
place Machines at such places as Glacier and Account shall mutually determine inside and/or outside the supermarket buildings located at all existing Locations owned or leased by Account, including but not limited to those Locations listed on Schedule A, and at any additional locations not previously listed on Schedule A owned or leased by Account during the term of the Agreement (a "New Location"). On or prior to the operation of any New Location by the Company, Account shall provide Glacier with written notice of the New Location, and the New Location shall be added to Schedule A. During the term of this Agreement, Account shall not authorize or permit the placement of any other water vending device inside or outside of any existing or New Location without obtaining the prior written consent of Glacier. If a new Location is acquired or operated after the date of this Agreement and Account reasonably determines that because of the format of such store that it does not desire to supply the new Location with machines under this Agreement, such new Location shall not be subject to this Agreement.

      3.  Costs.
          -----

      (a) Account's Costs.  Account shall incur the costs of providing
          ---------------
electrical current and city tap water necessary for the operation of the Machines.

      (b) Glacier's Costs. Glacier shall incur the costs of water, electrical
          ---------------
and drain connection improvements necessary for the operation of the Machines. Glacier shall secure and pay all permits, licenses, regulatory fees and inspections necessary for the proper maintenance of chemicals and equipment in connection with the operation of the Machines. Glacier shall incur the costs of the removal of its Machines from any Location and shall repair any damage caused by such removal.

      4.  Collection of Sales. Glacier shall be responsible for collecting sales
          -------------------
from coin operated Machines at each of the Locations. Account shall be responsible for collecting sales from non-coin operated Machines at each of the Locations.

      5.  Commissions.
          -----------

      (a)  Amount. Glacier agrees to pay Account a commission (the "Commission")
           ------
           with respect to each Location in an amount equal to fifty-three percent (53%), multiplied by each month's sales from the Machines at such Locations, less taxes, fees (including without limitation permits, licenses, regulatory fees and inspections), and losses due to vandalism and theft relating to the operation of the Machines.

      (b) Payment. On or before the first day of each month during the term of this Agreement:

      (i) with respect to Locations where only coin operated Machines are located, Glacier Shall pay Account estimated Commissions based upon estimated sales for such month,

      (ii) with respect to Locations where only non-coin operated Machines are located, Account shall pay Glacier the amount by which estimated sales to be collected by Account for such month exceed estimated Commissions for such month, and

      (iii) with respect to Locations where both coin operated and non-coin operated Machines are located, (A) if estimated Commissions based upon estimated sales for the month exceed the amount of estimated sales to be collected by Account for such month, Glacier shall pay Account the net difference or (B) if estimated sales to be collected by Account for the such month exceed estimated Commissions for such month, Account shall pay Glacier the net difference.

Payments for any subsequent month shall be adjusted by an amount equal to the difference between the estimated Commission paid for any previous month and the actual Commission for such month.

      (c)  Accounting. Glacier shall provide Account with a monthly accounting
           ----------
           of financial data on each Machine relating to the collection of sales and calculation of Commissions.

      6.  Compensation and Marketing Allowances.
          -------------------------------------

[Confidential information has been omitted from this section. The information that has been omitted has been filed with the Securities and Exchange Commission.]

      (a)  Compensation Allowance. Upon the execution of this Agreement, Glacier
           ----------------------
           agrees to pay Account a nonrefundable Compensation Allowance of _________________________________________ for such expenses as have been incurred to do feasibility studies, market research, financial analysis, stock surveys, set up and other activities.

      (b)  Marketing Allowance. Upon the execution of this Agreement, Glacier
           -------------------
           agrees to pay Account a pre-paid Marketing Allowance of_____________

      (b) (c) Should this contract be terminated for any reason during the first seventeen (17) months of the initial term, Account shall pay Glacier _______________________. If Glacier is unable to operate its Machine(s) at any of the original ___ Locations during the remaining term of forty-three (43) months , Glacier shall be entitled to receive a refund (a "Refund") with respect to such Location in an amount equal to

           ______________________ multiplied by the number of months remaining on this contract; provided, however, that Glacier shall not be entitled to a Refund if Glacier's inability to operate its Machines(s) at such Location arises primarily from breach of Glacier's obligations hereunder.

      (d)  Additional Marketing Allowance. So long as Glacier has installed and
           ------------------------------
           continues to operate Machines at not less than ___ Locations, Glacier shall pay Account an additional marketing allowance ("Additional Marketing Allowance") equal to ______________ multiplied by the number of months remaining until the expiration of the Initial Term on the date one or more Machines are initially installed at any New Location. The Additional Marketing Allowance shall be paid on or prior to the date of such initial installation. If Glacier is unable to operate its Machine(s) at any new Location during the Initial Term, Glacier shall be entitled to receive a refund (a "Refund") with respect to such Location in an amount equal to ____________________ multiplied by the number of months remaining until the expiration of the Initial Term on the date Glacier first becomes unable to operate its Machine(s) at such Location; provided, however, that Glacier shall not be entitled to a Refund if Glacier's inability to operate its Machine(s) at such Location arises primarily from breach of Glacier's obligations hereunder.

      7.   Pricing. Glacier shall advise and consult with Account prior to
           -------
determining the vend price for water at any Location, taking into consideration the area and the competitive market.

      8.   Maintenance of Machines; Compliance with Laws.
           ---------------------------------------------

      (a) Glacier shall maintain its Machines in good condition and repair. Account shall promptly report to Glacier the theft or, damage to, or malfunction of any Machine.

      (b) Each party warrants and represents that it shall in every manner of its business related to this agreement obey and conform to all valid federal, state and local laws, regulations and directives. Any breach of said warranty and representation or claim of breach shall be the sole responsibility of the breaching party and the breaching party will, for said breach or claim of breach, hold the other party completely safe and harmless.

      9.  Insurance. Glacier shall at all times carry adequate insurance to
          ---------
cover the products, equipment and materials supplied, used or consumed in connection with the operation of the Machines, including without limitation, the insurance described in Exhibit B.

      10. No Conflicts. Account represents and warrants to Glacier that at all
          ------------
times during the term of this Agreement, (i) the transactions contemplated by this Agreement and the performance of the terms and provisions of this Agreement will not contravene, conflict with or result in any breach of, or constitute a default under, any agreement or instrument to which Account is a party or by which Account or any of its properties is bound and (ii) Account is not and will not become a party to any other agreement with respect to the products and services of the type covered by this Agreement. If a store is acquired in any manner after the date hereof and is subject to a supply agreement for products similar to products to be provided under this agreement, then such acquired store shall become subject to this agreement only upon the expiration of such other supply agreement.

      11.  Indemnification.
           ---------------

      (a)  Indemnification of Account. Glacier shall indemnify and hold
           --------------------------
           harmless Account and its directors, officers, parent corporations, sister corporations, subsidiaries, assigns, liability, damage, injury to property or person, death or expense (including reasonable attorney's fees and expenses) which directly or indirectly arise from Glacier's products, services, actions or omissions, including without limitation, any action or claim brought by Glacier's employees, agents and representatives, pertaining to or arising out of Glacier's performance under this Agreement at any Location or otherwise or alleging design, manufacture, marketing or distribution or a defective product or product liability matter; provided, however, that Glacier shall not be liable to Account for any claim, litigation, judgment, loss, liability, damage, injury to property or person, death or expense arising from or based upon the negligence of Account.

      (b)  Indemnification of Glacier. Account shall indemnify and hold harmless
           --------------------------
           Glacier and its directors, officers, parent corporations, sister corporations, subsidiaries, assigns, agents and employees from any claim, litigation, judgment, loss, liability, damage, injury to property or person, death or expense (including reasonable attorneys' fees and expenses) which directly or indirectly arise from Account's actions or omissions, including without limitation any action or claim brought by Account's employees, agents and representatives, pertaining to or arising out of Account's performance under this Agreement or arising out of or based upon the breach of any representation or warranty of Account contained in this Agreement' provided, however, that Account shall not be liable to Glacier for any claim, litigation, judgment, loss, liability, damage, injury to property or person, death or expense arising from or based upon the negligence of Glacier.

      12.  Termination.
           -----------

      (a)  Material Breach. This Agreement only may be terminated by a party, in
           ---------------
           the event of a material breach hereof by the non-terminating party that is not cured within twenty days (excluding Saturdays, Sundays and any days on which banks located in the State of California are authorized or obligated to close) following written notice thereof by the terminating party. Upon any termination of this Agreement by Glacier in the event of a material breach hereof by Account, Glacier shall be entitled to receive a Refund (calculated in accordance with Section 6(c) above) with respect to each Location. The obligation of Account to pay the Refund shall be unconditional, in addition to any liability Account may otherwise have to Glacier and may not be offset against any liability Glacier may have to Account.

      13.  Use, Control and Ownership.  Glacier acknowledges that this Agreement
           --------------------------
           constitutes only a license to use a portion of the property at each Location and shall not be construed as a lease, easement or any other interest in real property. Subject to Section 6(b), Account shall at all times retain the right to temporarily or permanently discontinue its supermarket operations at any Location. Account acknowledges that the Machines shall at all times remain the sole property of Glacier. Glacier shall have the right to remove Machines from any Location if, in Glacier's sole discretion, such Machines are not sufficiently profitable to merit continued operation at such Location.

      14.  Entry; Cooperation.
           ------------------

      (a)  Maintenance.  Account shall allow Glacier's agents, contractors and
           -----------
           employees to enter each Location for the purpose of maintaining and servicing the Machines during regular business hours.

      (b)  Promotional Activities. Account shall cooperate with Glacier in
           ----------------------
           promoting Glacier's products and services and shall not interfere with sales from or discourage the use of the Machines by any means whatsoever. Without limiting the foregoing, Account shall permit Glacier and its authorized agents and representatives to demonstrate Glacier's products and conduct other promotional activities or point of purchase programs at the Locations as Glacier shall deem appropriate, at no cost to Glacier.

      15.  Assignment. This Agreement shall be binding upon the parties hereto,
           ----------
as well as their respective legal representatives, successors and assigns. No assignment of this Agreement by Account shall be effective without the prior written consent of Glacier. Any assignment of this Agreement by Account in contravention of this Agreement shall constitute a material breach hereof by Account.

      16.  Confidentiality. Glacier and Account shall keep the terms and
           ---------------
conditions of this Agreement strictly confidential, except as otherwise required by law, including the filing of this Agreement with any governmental agency pursuant to public reporting requirements.

      17. Governing Law. This Agreement shall be governed by the laws of the
          -------------
State of California.

      18.  Independent Contractor. Nothing in this Agreement shall be construed
           ----------------------
as creating a joint venture or partnership between Account and Glacier. Account and Glacier agree that Glacier is an independent contractor and not an employee, agent or representative of Account.

      19.  Notices. Any notice which one party desires to give the other shall
           -------
be in writing and shall be wither delivered personally or sent by United States mail, postage prepaid, certified, return receipt requested to the current address of each party:


             If to Account:    Ralphs Grocery Company
                               1100 W. Artesia Blvd.
                               Compton, CA  90220
                               Attn: Legal Department

             If to Glacier:    Glacier Water Services, Inc.
                               2261 Cosmos Court
                               Carlsbad, CA  92009
                               Attn: Jerry Gordon

      20.  Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

  This Agreement is signed this 13th day of December, 1996.


                                 Ralphs Grocery Company


                                 By: /s/  Tom Dahlen
                                     ----------------------------------------
                                     Name: Tom Dahlen
                                     Title:  Senior Vice President, Marketing

                                 Cala Co.


                                 By: /s/  Tom Dahlen
                                     ----------------------------------------
                                     Name: Tom Dahlen
                                     Title:  Senior Vice President, Marketing


                                     GW Services, Inc.


                                 By: /s/  Jerry A. Gordon
                                     ----------------------------------------
                                     Name: Jerry A. Gordon
                                     Title:  President, Chief Operating Officer

                                   EXHIBIT A
                                   LOCATIONS
                                   ---------


[Confidential information has been omitted from this section. The information that has been omitted has been filed with the Securities and Exchange Commission.]

                                    EXHIBIT B
                             INSURANCE REQUIREMENTS
                             ----------------------



1. Glacier shall provide evidence of Public Liability and Broad Form Property Damage Insurance. The limits of said coverage shall be not less than $1,000,000 Combined Single Limit for Bodily Injury, Death and/or Property Damage.

2. Glacier shall provide evidence of Automobile Bodily Injury and Property Damage Insurance covering all vehicles moving under their own power and engaged in the work under contract. Coverage shall be no less than $1,000,000 Combined Single Limit for Bodily Injury, Death and/or Property Damage.

3. Glacier shall provide evidence of Workers' Compensation Insurance on its and subcontractor's employees in accordance with applicable law.

4. Seller shall submit to Account evidence of the above required insurance which shall contain certification by the insurance companies that such insurance shall not be canceled or materially changed without at least thirty (30) days prior notification to Account.

5. All insurance must be placed with the company rated by "Best" and have a "Best" rating of at least B+,VII

                     AMENDMENT NO. 1 TO LOCATION AGREEMENT


The Location Agreement ("Agreement"). Made as of the 13th day of December, 1996, in Los Angeles County, California, by and between GW Services, Inc., a California corporation (hereinafter referred to as "Glacier") and Ralphs Grocery Company, a Delaware corporation (hereinafter referred to as "Account") shall be amended as follows:

1. In the first paragraph, the first and second lines shall be deleted and in their place shall be:

     "This Agreement is made as of December 13, 1996 by and between Ralphs Grocery Company, a Delaware corporation ("Account") and GW Services, Inc., a California..."

2.  In the first paragraph, Account shall include the following:

    "Cala Co., a Delaware corporation."

3. The second paragraph shall have the third, fourth and fifth lines deleted and in their place shall be:

    "...locations now or hereafter owned or leased by Account (the "Locations"), including without limitation all Locations operating under the "Ralphs", "Food 4 Less", "Cala Foods", "Bell Markets", or "Foods Co." names by Account or its subsidiaries in order to sell processed water to the public."

4.  Paragraph 1, Term, shall have the first, second and third lines deleted and
                 ----
    in their place shall be:

    Term.  This Agreement shall commence on the day, month and year first
    ----
    hereinabove written and shall continue for a period of sixty (60) months (the "Initial Term"). After the Initial Term, this Agreement shall..."


5.  Paragraph 1, Term, shall have the sixth and seventh lines deleted and in
                 ----
    their place shall be:

    "...Account a reminder of impending termination date between 80 and 90 days prior to the end of this Agreement; failure of Glacier to send such reminder notice will relieve Account of its obligation to give 60 days notice so the Account may the renewed Agreement at any time thereafter, at will and without cause, upon sixty (60) days' written notice."

6.  Paragraph 2, Placement of Machines, shall have the third line deleted and in
                 ---------------------
    its place shall be:
    "...outside the supermarket buildings located at all existing Locations owned or leased by Account, subject to any approvals required by the landlord(s) of Account..."

7.  Paragraph 2, Placement of Machines, shall have the eighth line deleted and
                 ---------------------
    in its place shall be:

    "...Location shall be added to Schedule A. However the term for such additions to Schedule A subsequent to execution hereof shall coincide with the terms set forth in Paragraph 1 above. During the term of this Agreement, Account shall not..."

8.  Paragraph 2, Placement of Machines, shall have the twelfth line deleted and
                 ---------------------
    in its place shall be:
    "...determines, in its sole discretion, that because of the format of such store it does not desire to supply the new..."

9.  Paragraph 8, Maintenance of Machines; Compliance with Laws, Subparagraph
                 ---------------------------------------------
    (a), shall have the second line deleted and in its place shall be:

    "...shall endeavor to promptly report to Glacier the theft of, damage to, or malfunction of any Machine."

10. Paragraph 10, No Conflicts, shall have the first line deleted and in its
                  ------------
    Place shall be:

    "10.  No Conflicts.  Account state that at all times..."
          ------------

11. Paragraph 11, Indemnification, Subparagraph (b), Indemnification of Glacier,
                  ---------------                    --------------------------
    shall have the seventh and eighth lines deleted and in its place shall be:

    "...arising out of Account's performance under the Agreement provided..."

12. Paragraph 12, Termination, shall have the following Subparagraph (a) added
                  -----------
and the present Subparagraph (s) shall be renumbered Subparagraph (b):

"(a)   Termination Provision.  Should this Agreement terminate prior to the end
       ---------------------
       of the term hereof, Account agrees to repay any unearned portion of the Marketing Allowance received by Account in accordance with the provisions of Section 6(c) and 6(d) of the Agreement, which payment shall be Glacier's sole and exclusive remedy for such termination."

13. Paragraph 12, Termination, Subparagraph (b) [originally Subparagraph (a)],
                  -----------
    Material Breach, shall have the fourth line deleted and in its place shall have the fourth line deleted and in its place shall be:

    "..authorized or obligated to close) following receipt of written notice thereof by the terminating party, Upon..."

14. Paragraph 12, Termination, Subparagraph (b), Material Breach, shall have the
                  -----------                    ---------------
    seventh, eighth and ninth lines deleted and in its place shall be:

    "...with respect to each Location."

15. Paragraph 14,  Entry; Cooperation, Subparagraph (b), Promotional Activities,
                   ------------------                    ----------------------
    shall have the sixth line deleted and in its place shall be:

    "...appropriate, with the consent of Account, at no cost to Account."

16. Paragraph 15, Assignment, shall have the third line deleted and in its place
                  ----------
    shall be:

    "15. Assignment. This Agreement shall be binding upon the parties hereto, as
         ----------
     well as their respective legal representatives, successors and assigns. No assignment of this Agreement by either party shall be effective without the prior written consent of the other. Any assignment of this Agreement in contravention of this Agreement shall constitute a material breach hereof."

17. Force Maleure.  Neither party shall be liable for delay or failure to
    -------------
   perform in whole or part any of the promises or responsibilities of this Agreement by reason of contingencies beyond it control, including lack or failure of raw materials, labor disturbances (including strikes and lockouts), ware, acts of God, hurricanes, fires, storms, accidents, government regulation or interference of any other cause whatever beyond its control.

18. Exhibit B, Insurance Requirements, shall have the first and second lines deleted and in their place shall be:

19.
    "5. Glacier shall submit to Account, before commencement of work, a certificate of insurance evidencing the above-required insurance which shall name Account as an additional insured and shall contain certification by the insurance companies that such insurance shall not be canceled or materially..."

20. All other terms and conditions of the Agreement by and between Glacier and Account shall remain the same. In the event of any conflict in the language of the Agreement and this Addendum relating to specific terms, conditions or obligations dealt with herein between the parties, the language of this Addendum shall supersede and shall prevail over those conflicting terms.

21. The Agreement (including this Addendum) may be amended only by a written instrument signed by all parties hereto.

22. The effective date of this Addendum and the Agreement of which it is a part shall be the same.

23. The Agreement with Addendum set forth the entire agreement between Glacier and Account relating to the subject matter hereof. Neither party relies upon any representation or warranty, express or implied, not expressly set forth therein.

All of the terms and conditions of the location agreement and addendum are hereby fully agreed to by the parties.


GW Services, Inc.                            Ralph's Grocery Company
-----------------                            -----------------------


/s/ Jerry A. Gordon                      /s/ Tom Dahlen
   ------------------------------          --------------------------------
   Jerry A. Gordon,                        Tom Dahlen,
   President & COO                         Senior Vice President, Marketing




                                             Cala Co.
                                             --------

                                         /s/ Tom Dahlen
                                           --------------------------------
                                           Tom Dahlen,
                                           Senior Vice President, Marketing